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                                                                    Exhibit 11.1
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                        New Century Financial Corporation
                 Statement Re Computation of Per Share Earnings

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
                                                        Nine Months Ended September 30,    Three Months Ended September 30,
                                                       ----------------------------------------------------------------------
                                                             1999             1998              1999              1998
                                                       ----------------------------------------------------------------------
Basic:

Net earnings                                               $ 32,619,000     $  22,333,000      $ 11,928,000      $  8,608,000
                                                       ======================================================================

    Weighted average common shares outstanding               14,372,548        14,151,766        14,483,011        14,176,478
                                                       ----------------------------------------------------------------------

Earnings per share                                         $       2.27     $        1.58      $       0.82      $       0.61
                                                       ======================================================================

Diluted:

Net earnings                                               $ 32,619,000     $  22,333,000      $ 11,928,000      $  8,608,000
                                                       ======================================================================

Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding               14,372,548        14,151,766        14,483,011        14,176,478
    Dilutive effect of convertible preferred stock,
    stock options and warrants, after application(1)          4,030,049           920,166         4,683,089           866,134
                                                       ----------------------------------------------------------------------
                                                             18,402,596        15,071,932        19,166,099        15,042,612
                                                       ======================================================================

Earnings per share                                         $       1.77     $        1.48      $       0.62      $       0.57
                                                       ======================================================================
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(1) Stock options of 229,600 and 160,500, respectively, are excluded from dilutive shares for the nine months and three months ended September 30,
    1999 because their effect is anti-dilutive. Stock options of 948,150 and
    938,150, respectively, for the nine months and three months ended September
    30, 1998 are excluded.